EXHIBIT 3.2(I)

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                       OF ACCESS ONE COMMUNICATIONS CORP.

                     (FORMERLY KNOWN AS CLEC HOLDING CORP.)

         Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act the undersigned corporation hereby executes the following Amended and Restated Certificate of Incorporation:

         FIRST: Name. The name of the corporation is Access One Communications Corp. (the "Corporation").

         SECOND: Purpose. The purpose for which the Corporation is organized is to do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

         THIRD: Capital Stock. The total number of shares of capital stock which the Corporation shall have the authority to issue is 57,500,000 of which 50,000,000 shares shall be Common Stock having a par value of .001 per share, and 7,500,000 shares shall be Preferred Stock having a par value of .001 per share.

         FOURTH: Preferred Stock. The rights, preferences, privileges, and restrictions relating to Preferred Stock are set forth below:

         The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of Preferred Stock (1) may have such voting powers, full or limited, or may be without voting powers; (2) may be subject to redemption at such time or times and at such prices; (3) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (4) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (5) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (6) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (7) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Cooperation and
(8) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Preferred Stock of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

                  FIFTH: Registered Agent. The address of the registered office of the Corporation in the state of New Jersey is 830 Bear Tavern Road, Suite 305, Trenton, New Jersey 08628. The name of its registered agent at such address is Corporation Service Company.

         SIXTH: Directors. The number of directors constituting the board of directors shall be four and the names and addresses are as follows:

         NAME                                          ADDRESS

         Kenneth G. Baritz                             3427 Northwest 55th St.
                                                       Ft. Lauderdale, Fl. 33309

         Kevin Griffo                                  3427 Northwest 55th St.
                                                       Ft. Lauderdale, Fl. 33309

         Paul H. Riss                                  3427 Northwest 55th St.
                                                       Ft. Lauderdale, Fl. 33309

         Wesly Minella                                 3427 Northwest 55th St.
                                                       Ft. Lauderdale, Fl. 33309

         SEVENTH: Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act, as so amended.

         EIGHTH: Indemnification. The Corporation shall indemnify to the full extent permitted by the laws of the State of New Jersey as from time to time in effect, each person who is or was a director or officer of the Corporation in the event that he is or was a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by laws of the State of New Jersey as from time to time in effect. The right to indemnification conferred on the directors and officers of the Corporation by this Article shall be a contract right in favor of such directors and officers, and shall extend to all actions and omissions taken by the directors and officers of the Corporation after the effective date of this Article.

         The Corporation may, by action of its Board of Directors, indemnify each person who is or was an employee or agent of the Corporation in the event that he is or was a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

         The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation or the By-Laws of the corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         Neither the amendment or repeal of this Article, nor the adoption of any provision of the Amended and Restated Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         The right of indemnification provided for in this Article shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder.

         IN  WITNESS   WHEREOF,   this  Amended  and  Restated   Certificate  of
Incorporation was executed on behalf of the Corporation this 28th day of April, 1998.

                                                    CLEC HOLDING CORP.


                                                    By: /s/ Kenneth Baritz
                                                        ------------------------
                                                        Name:  Kenneth Baritz
                                                        Title: CEO